UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bio Essence Corp.

(Exact name of registrant as specified in its charter)

California	94-3349551
(State of Incorporation)	(I.R.S. Employer Identification No.)

8 Studebaker Drive
Irvine, CA	926180
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-232839 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001

(Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Bio Essence Corp. (the “Company”) hereby incorporates by reference the information set forth in Item 9 of the Registration Statement on Form S-1 (the “Registration Statement”) titled “Description of Securities to be Registered” filed by Bio Essence Corp. (the “Company”) with the Securities and Exchange Commission (File No. 333-232839), as amended, including any form of the prospectus contained therein.

Item 2. Exhibits.

The Company incorporates by reference the following exhibits:

(a)	The Specimen Certificate filed as Exhibit 4.1 to the Registration Statement on July 26, 2019;

(b)	The Company’s Articles of Organization, as amended, filed as Exhibits 3.1 and 3.3 to the Registration Statement on July 26, 2019; and

(c)	The Company’s By-laws filed as Exhibit 3.2 to the Registration Statement on July 26, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1394, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan

By: Yin Yan

Its: Chief Executive Officer

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